Exhibit 99

FOR RELEASE AT 6:00 AM EDT, MONDAY, MAY 1, 2006

May 1, 2006

Contact: Teresa Sherman, Director of Shareholder Relations

Telephone: (304) 530-0526
Email:           tsherman@SummitFGI.com

SUMMIT FINANCIAL GROUP ANNOUNCES FIRST HALF 2006 SEMI-ANNUAL DIVIDEND

MOOREFIELD, WV - May 1, 2006 -- SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF), a $1.14 billion financial holding company headquartered in Moorefield, West Virginia, today announces its first half 2006 semi-annual cash dividend. The dividend will be $0.16 per share and is payable on June 15, 2006 to shareholders of record as of June 1, 2006. This dividend represents an increase of 14% over the $0.14 per share paid in the first half of 2005.

Summit operates fourteen banking locations through its two wholly owned subsidiary banks, Summit Community Bank headquartered in Moorefield, West Virginia, and Shenandoah Valley National Bank in Winchester, Virginia. In addition, Summit also operates Summit Mortgage, a residential mortgage loan originator located in Chesapeake, Virginia, and Summit Insurance, LLC in Moorefield, West Virginia.